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                                                                     Exhibit 3.4

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            IPG PHOTONICS CORPORATION

                       Adopted as of _______________, 2006

                                   SECTION I
                     Certificate of Incorporation and Bylaws

     1.1 Conflicts. In the event of any conflict between the provisions of these bylaws and the provisions of the certificate of incorporation of IPG Photonics Corporation (the "Corporation"), the provisions of the certificate of incorporation shall govern.

     1.2 References. In these bylaws, references to the certificate of incorporation and bylaws mean the provisions of the certificate of incorporation of the Corporation and these bylaws, respectively, as from time to time in effect.

                                   SECTION II
                                     Offices

     2.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     2.2 Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                  SECTION III
                                  Stockholders

     3.1 Location of Meetings. All meetings of stockholders shall be held at such place, if any, within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     3.2 Annual Meeting. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

     3.3 Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a notice of meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which the stockholders or proxy holders

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may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

     3.4 Stockholder List. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) at the principal place of business of the Corporation during the Corporation's ordinary business hours. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     3.5 Quorum of Stockholders. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, the certificate of incorporation or these bylaws.

     3.6 Adjournment. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, or means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     3.7 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of


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the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

     3.8 Action by Vote. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot, unless so directed by the chairman of the meeting. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange or quotation system applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

     3.9 Proxy Representation. Any stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which the stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

     3.10 Action Without Meetings. Unless otherwise restricted in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date


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that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

     3.11 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     3.12 Notice of Stockholder Business and Nominations.

               (a) Annual Meetings of Stockholders.

                    (i) Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 3.12 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.12.

                    (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 3.12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper


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matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (2) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 3.12 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.


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                    (iii) Notwithstanding anything in the second sentence of
paragraph (a)(ii) of this Section 3.12 to the contrary, in the event that the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

               (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the board of directors or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 3.12 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 3.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this
Section 3.12 shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

               (c) General.

                    (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 3.12 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be,


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proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this
Section 3.12) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 3.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.12, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

                    (ii) For purposes of this Section 3.12, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                    (iii) Notwithstanding the foregoing provisions of this
Section 3.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.12. Nothing in this Section 3.12 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

     3.13 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining


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stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                   SECTION IV
                                    Directors

     4.1 Number and Tenure. The board of directors shall be constituted as provided in the certificate of incorporation of the Corporation. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders in accordance with the Certificate of Incorporation and shall hold office until their successors are elected and qualified or until such director's earlier resignation or removal.

     4.2 Powers. The business of the Corporation shall be managed by or under the direction of the board of directors, which shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law or the certificate of incorporation directed or required to be exercised or done by the stockholders.

     4.3 Vacancies. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the board of directors for any cause shall be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these bylaws as to the number of directors required for a quorum or for any vote or other actions.

     4.4 Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or


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disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

     4.5 Regular Meeting. Regular meetings of the board of directors may be held at such place within or without the State of Delaware and at such times as the board of directors may from time to time determine. A regular meeting of the directors may be held immediately after and at the same place as the annual meeting of the stockholders.

     4.6 Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board of directors, the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary, the chairman of the board of directors, the president or by any one of the directors calling the meeting.

     4.7 Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telecopier or other means of electronic transmission at least twenty-four hours before the meeting, addressed to the director at the director's usual or last known business or residence address or to give notice to the director in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a waiver of notice, given by the director before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement to the transaction of business because the meeting is not lawfully called or convened. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     4.8 Quorum. Except as may be otherwise provided by law, the certificate of incorporation or these bylaws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.


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     4.9 Action by Vote. Except as may be otherwise provided by law, the certificate of incorporation or these bylaws, when a quorum is present at any meeting, the vote of a majority of the directors present shall be the act of the board of directors.

     4.10 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing or by electronic transmission or transmissions, and such writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the board of directors or of such committee. Such consent shall be treated for all purposes as the act of the board of directors or of such committee, as the case may be.

     4.11 Participation in Meetings by Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or of any committee thereof may participate in a meeting of such board of directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

     4.12 Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors or a committee of the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

     4.13 Resignation or Removal of Directors. Unless otherwise provided by law or the certificate of incorporation, any director or the entire board of directors may be removed, with or without cause, by the affirmative vote of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at an election of directors. Any director may resign at any time by delivering a resignation in writing or by electronic transmission to the chairman of the board of directors, the president or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director removed shall have any right to receive compensation as such director for any period following the director's resignation or removal, or any right to damages on account of such removal, whether the director's compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.


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                                    SECTION V
                                     Notices

     5.1 Form of Notice. Whenever, under the provisions of law, or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at the director's or stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Except as otherwise provided by law notice may also be given by telegram, cable, facsimile, commercial delivery service, telex or other means of electronic transmission, addressed to such director or stockholder at the address thereof as such address appears on the records of the Corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the Corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

     5.2 Waiver of Notice. Whenever notice is required to be given under the provisions of law, the certificate of incorporation or these bylaws, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the board of directors need be specified in any waiver of notice.

                                   SECTION VI
                               Officers and Agents

     6.1 Enumeration; Qualification. The officers of the Corporation shall consist of a chairman of the board of directors, a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint, including without limitation one or more vice presidents. Any officer may be, but none need be, a director or stockholder, except that the chairman shall be a member of the board of directors. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of the officer's duties to the Corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

     6.2 Powers. Subject to law, the certificate of incorporation and these bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the officer's office and such additional duties and powers as the board of directors may from time to time designate.

     6.3 Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman, a president, a secretary and a treasurer. Other officers may be appointed by the board of


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

directors at such meeting, at any other meeting or by written consent. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

     6.4 Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until a successor is elected and qualified unless a shorter period shall have been specified in terms of the officer's election or appointment, or in each case until the officer sooner dies, resigns, is removed or becomes disqualified. Each agent of the Corporation shall retain authority at the pleasure of the directors, or the officer by whom the agent was appointed or by the officer who then holds agent appointive power.

     6.5 Chairman, President and Vice Presidents.

               (a) The chairman of the board of directors shall be a member of the board of directors, an officer of the Corporation and, if present, shall preside at each meeting of the board of directors and the stockholders. The chairman of the board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the board of directors. Except where by law the signature of the president is required, the chairman of the board of directors shall possess the same power as the president to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the board of directors.

               (b) The president shall act in a general executive capacity and shall assist the chairman of the board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The president shall, in the absence of or because of the inability to act of the chairman of the board, perform all duties of the chairman of the board and preside at all meetings of stockholders and of the board of directors.

               (c) The chairman, president or treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

               (d) Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors, the chairman or the president.

     6.6 Treasurer and Assistant Treasurers.

          (i) Except as determined by the board of directors, the treasurer shall be the chief financial officer of the Corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be assigned to the treasurer from time to time by the board of directors, the chairman of the board of directors or the president.


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

          (ii) Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the chairman of the board of directors, the president or the treasurer.

     6.7 Secretary and Assistant Secretaries.

          (i) The secretary shall record all proceedings of the stockholders, the board of directors and committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there is none or each assistant secretary is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors, the chairman of the board of directors or the president.

          (ii) Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the chairman of the board of directors, the president or the secretary.

     6.8 Resignation and Removal. Any officer may resign at any time by delivering a resignation in writing to the chairman, the president, the secretary or a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no officer removed shall have any right to any compensation as such officer for any period following the officer's resignation or removal, or any right to damages on account of such removal, whether the officer's compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

     6.9 Vacancies. If the office of the chairman of the board of directors, the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor. Each such successor shall hold office for the unexpired term of the predecessor, and in the case of the chairman of the board of directors, the president, the treasurer and the secretary until a successor is chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified.


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

                                   SECTION VII
                                  Capital Stock

     7.1 Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the board of directors may provide by resolution that some or all of any or all classes or series of it stock shall be uncertificated shares. Each stockholder of stock represented by certificates shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by the stockholder, in such form as shall, in conformity to law, the certificate of incorporation and the bylaws, be prescribed from time to time by the board of directors. Such certificate shall be signed by (a) the chairman, the president or a vice-president and (b) the treasurer, an assistant treasurer, the secretary or an assistant secretary. Any of the signatures on the certificate may be facsimiles. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the signatory were such officer, transfer agent, or registrar at the time of its issue.

     7.2 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                  SECTION VIII
                           Transfer of Shares of Stock

     8.1 Transfer on Books.

          (i) Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, the certificate of incorporation or these bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.


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

          (ii) It shall be the duty of each stockholder to notify the Corporation of the stockholder's post office address.

                                   SECTION IX
                               General Provisions

     9.1 Dividends. Dividends upon the capital stock of the Corporation may be declared by the board of directors at any regular or special meeting of the board of directors or by unanimous written consent, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock, subject to the provisions of the certificate of incorporation.

     9.2 Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     9.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     9.4 Fiscal Year. The fiscal year of the Corporation shall begin on the first of January in each year and shall end on the last day of December in that year, unless otherwise determined by the board of directors.

     9.5 Seal. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

     9.7 Form of Records. Any records maintained by this Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be clearly legible paper form within a reasonable time.

                                    SECTION X
                                 Indemnification

     10.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including


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

service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

     10.2. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however , that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section X or otherwise.

     10.3. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section X is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

     10.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Section X shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     10.5. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other Corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

     10.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Section X shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     10.7. Other Indemnification and Prepayment of Expenses. This Section X shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.


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                                   SECTION XI
                                   Amendments

     Except as set forth in the certificate of incorporation, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors when such power is conferred upon the board of directors by the certificate of incorporation or by the holders of at least sixty-six and two-third percent (66 2/3%) in voting power of the shares of the Corporation's outstanding capital stock, at any regular meeting of the board of directors or of the stockholders or at any special meeting of the board of directors or of the stockholders. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.


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